EXHIBIT 4.2

THIS WARRANT AND THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH SALE, OFFER, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

DEEP DOWN, INC.
COMMON STOCK PURCHASE WARRANT

No. 2 Void after August 6, 2012

THIS CERTIFIES THAT, for value received, Dragonfly Capital Partners, LLC (the "Holder") is entitled at any time, during the 36 month period commencing on August 6, 2009 ("Initial Warrant Exercise Date") and ending on August 6, 2012, to subscribe for and purchase Three Hundred and Twenty Thousand (320,000) shares of the fully paid and nonassessable Common Stock, $.001 par value (the "Shares"), of DEEP DOWN, INC., a Nevada corporation (the "Company") at the per share exercise price of $0.75, subject to the provisions and upon the terms and conditions hereinafter set forth.

1.      Method of Exercise; Payment.

a.
Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company. and by the payment to the Company, by certified, cashier's or other check acceptable to the Company or by wire transfer to an account designated by the Company, of an amount equal to the aggregate Exercise Price of the Shares being purchased.

b.
Relinquishment of Options. (i) The Holder in lieu of purchasing the entire number of shares subject to purchase hereunder, shall have the right to relinquish all or any part of the then unexercised portion of this Warrant (to the extent then exercisable) for a number of shares of Common Stock to be determined in accordance with the following provisions of this clause (b):

(A)  The number of shares of Common Stock, if any, issuable pursuant to such relinquishment shall be the number of such shares, rounded to the next greater number of full shares, as shall be equal to the quotient obtained by dividing (A) the Appreciated Value by (B) the purchase price per share of Common Stock specified in this Warrant;

(B)  For the purpose of this clause (b), "Appreciated Value" means the excess of (x) the aggregate current market value of the shares of Common Stock covered by the option or the portion thereof to be relinquished over (y) the aggregate purchase price for such shares specified in this Warrant;

(ii)  Such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Warrant, such date of election shall be deemed to be the date when such notice is sent by registered or certified mail, or when receipt is acknowledged by the Company, if mailed by other than registered or certified mail or if delivered by hand or by any telegraphic communications equipment of the sender or otherwise delivered; provided, that, in the event the method just described for determining such date of election shall not be or remain consistent with the provisions of Section 16(b) of the Exchange Act or the rules and regulations adopted by the Commission thereunder, as presently existing or as may be hereafter amended. which regulations exempt from the operation of Section 16(b) of the Exchange Act in whole or in part any such relinquishment transaction, then such date of election shall be determined by such other method consistent with Section 16(b) of the Exchange Act or the rules and regulations thereunder as the Company shall in its discretion select and apply;

(iii)  The "current market value" of a share of Common Stock on a particular date shall be deemed to be its fair market value on that date determined as follows:

(A)  If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange, the current value shall be the last reported sales price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Option or if no such sale is made on such day, the average of the closing bid and asked prices for such day on such exchange; or

(B)  If the Common Stock is not so listed or admitted to unlisted trading privileges, the current value shall be the mean of the last reported bid and asked prices reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or if not so quoted on NASDAQ then by the National Quotation Bureau, LLC, New York, New York, on the last business day prior to the date of the exercise of this Warrant; or

(C)  If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the Company's board of directors, and supported by the written fairness opinion of an independent, nationally-recognized stock valuation expert.

(iv)  The Warrant, or any portion thereof. may he relinquished only to the extent that (A) it is exercisable on the date written notice of relinquishment is received by the Company. (B) the Holder pays, or makes provision satisfactory to the Company for the payment of, any taxes which the Company is obligated to collect with respect to such relinquishment.

(v)        If a Warrant is relinquished, such Warrant shall be deemed to have been exercised to the extent of the number of shares of Common Stock covered by the Warrant or part thereof which is relinquished. and no further Warrants will be isssued covering such shares of Common Stock.

c.
Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2.
Stock Fully Paid; Reservation of Shares. All of the Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance sufficient shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3.
Adjustments. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a.
Reclassification. In the case of any reclassification or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance reasonably satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, (i) the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or sale by a holder of the number of shares of Common Stock then purchasable under this Warrant, or (ii) in the case of such a merger or sale in which the consideration paid consists all or in part of assets other than securities of the successor or purchasing corporation, at the option of the Holder of this Warrant, the securities of the successor or purchasing corporation having a value at the time of the transaction equivalent to the fair market value of the Common Stock at the time of the transaction. The provisions of this subparagraph (a) shall similarly apply to successive reclassifications, changes, mergers and transfers.

b.
Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock or shall issue a stock dividend on its outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock the number of Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4.
Notice of Adjustments. Whenever the number of Shares purchasable hereunder or the Exercise Price thereof shall be adjusted pursuant to Section 3 hereof, the Company shall provide notice to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the number and class of shares which may be purchased thereafter and the Exercise Price therefor after giving effect to such adjustment.

5.
Fractional Shares. Whether or not the number of shares purchasable upon the exercise of a Warrant is adjusted pursuant to Section 3 of this Agreement, this Warrant may not be exercised for fractional shares and the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute Shares certificates that evidence fractional Shares. In lieu of fractional Shares, there shall be returned to exercising Registered Holders of the Warrants upon such exercise an amount in cash, in United States dollars, equal to the amount in excess of that required to purchase the largest number of full Shares.

6.
Representations of the Company. The Company represents that all corporate actions on the part of the Company, its officers, directors and shareholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder were taken prior to and are effective as of the effective date of this Warrant.

7.	Representations and Warranties by the Holder. The Holder represents and warrants to the Company as follows:

a.
This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to. or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale.

b.
The Holder understands that the Warrant and the Shares have not been registered under the Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore hear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered tinder the Act or is exempted from such registration.

c.
The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith.

d.	The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant.

8.
Restrictive Legend. The Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form: THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT. UPON THE FULFILLMENT OF CERTAIN OF SUCH CONDITIONS DEEP DOWN, INC. HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE NOT BEARING THIS LEGEND FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. A COPY OF THE AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF DEEP DOWN, INC.

      9.            Restrictions Upon Transfer and Removal of Legend.

a.
The Company need not register a transfer of this Warrant or Shares bearing the restrictive legend set forth in Section 8 hereof, unless the conditions specified in such legend are satisfied. The Company may also instruct its transfer agent not to register the transfer of the Shares, unless one of the conditions specified in the legend referred to in Section 8 hereof is satisfied.

b.
Notwithstanding the provisions of paragraph (a) above, no opinion of counsel shall be necessary for a transfer without consideration by any holder (i) if such holder is a partnership, to a partner or retired partner of such partnership who retires after the date hereof or to the estate of any such partner or retired partner, or (ii) if such holder is a corporation, to a shareholder of such corporation, or to any other corporation under common control, direct or indirect, with such holder.

10.
Rights of Shareholders. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of any Shares or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof. or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value. consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable. as provided herein.

11.	Registration Rights.

a.	Definitions. As used herein:

i.
The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing with the Securities and Exchange Commission (the "SEC") a registration statement pursuant to the Securities Act of 1933, as amended (the "Act"). and the declaration or order of effectiveness of such registration statement.

ii.
For the purposes hereof the term "Registerable Securities" means shares of (i) common stock, preferred stock or debt securities of the Company (the "Securities"), (ii) stock or debt securities issued in lieu of the Securities in any reorganization which have not been sold to the public and (iii) stock issued in respect of the stock referred in (i) and (ii) as a result of a stock split, stock dividend, recapitalization or combination, which have not been sold to the public.

b.	Incidental Registration.

i.
If the Company at any time proposes to register any of its securities under the Act, whether of its own accord or at the demand of any holder of such securities pursuant to an agreement with respect to the registration thereof (provided such agreement does not prohibit third parties from including additional securities in such registration), and if the form of registration statement proposed to be used may be used for the registration of Registerable Securities, the Company will give notice to I folder not less than 10 days nor more than 30 days prior to the filing of such registration statement of its intention to proceed with the proposed registration (the "Incidental Registration"), and, upon written request of the Holder made within ten (10) days after the receipt of any such notice (which request will specify the Registerable Securities intended to be disposed of by the Holder and state the intended method of disposition thereof), the Company will use its best efforts to cause all Registerable Securities of Holder as to which registration has been requested to be registered under the Act, provided that if such registration is in connection with an underwritten public offering, Holder's Registerable Securities to be included in such registration shall be offered upon the same terms and conditions as apply to any other securities included in such registration. Notwithstanding anything contained in this Section 1.2 to the contrary, the Company shall have no obligation to cause Registerable Securities to be registered with respect to any Registerable Securities which shall be eligible for resale under Rule 144(k) of the Securities Act.

ii.
If an Incidental Registration is a primary registration on behalf of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration (whether by the Company, the Holder, or other holders of the Company's securities pursuant to any other rights granted by the Company to demand inclusion of any such securities in such registration) exceeds the amount of such securities which can be successfully sold in such offering, the Company will include in such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (A) first, all of the securities the Company proposes to sell, and (B) second, any other securities requested to be included in such registration. pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

iii.
If an Incidental Registration is a secondary registration on behalf of holders of securities of the Company and is in connection with an underwritten public offering, and if the managing underwriters advise the Company in writing that in their opinion the amount of securities requested to be included in such registration (whether by such holders, by the Holder, or by holders of the Company's securities pursuant to any other rights granted by the Company to demand inclusion of securities in such registration) exceeds the amount of such securities which can be sold in such offering, the Company will include in, such registration the amount of securities requested to be included which in the opinion of such underwriters can be sold, in the following order (A) first, all of the securities requested to be included by holders demanding or requesting such registration, and (B) second, any other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the amount of such securities then owned by such holders.

c.	Registration Procedures. The Company will advise the Holder in writing as to the effective date of the registration and as to the completion thereof. At its expense the Company will:

i.	keep the registration effective for a period of days or until the Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs; and

ii.	furnish such number of prospectuses and any other documents incident thereto as the Holder from time to time may reasonably request.

12.
Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to the Holder, at the Holder's address as set forth on the books of the Company, and (ii) if to the Company, at the address of its principal corporate offices (attention: President) or at such other address as a party may designate by ten days advance written notice to the other party pursuant to the provisions above.

13.
Governing Law. This Warrant and all actions arising out of or in connection with this Agreement shall he governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions of the State of Nevada or of any other state.

14.
Entire Agreement; Modification; Waivers. This Agreement contains the entire agreement of the parties, and supersedes any prior agreements with respect to its subject matter. Except for the provisions of subsection 4.2. the Warrant Agent and the Company, by supplemental agreement, may make any changes in this Agreement (i) that they shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; or (ii) that they may deem necessary or desirable and that shall not adversely affect the interests of the Registered Holders of Warrant Certificates (this provision, for instance, shall permit the Exercise Price to be decreased at the Company's option).

15.
Assignment. This Warrant may be assigned or transferred, in whole or in part, by due execution of the assignment form attached hereto as Exhibit B and the delivery of a true and correct copy thereof to the principal office of the Company along with a certification by the Holder that the assignee is, or was at the time this Warrant was issued. a registered representative with Dragonfly Capital Partners, LLC. Any assignment shall he null, void and of no force or effect unless the assignee is, or was at the time this Warrant was issued, a registered representative with Dragonfly Capital Partners, LLC and the assignment is accompanied by a certification to such effect.

16.
Jurisdiction and Venue. The courts of the State of Texas. sitting in the City of Houston. (the "Texas Courts") shall have exclusive jurisdiction to hear, adjudicate, decide, determine and enter final judgment in any action, suit, proceeding, case, controversy or dispute, whether at law or in equity or both, and whether in contract or tort or both, arising out of or related to this Agreement, or the construction or enforcement hereof or thereof (any such action, suit, proceeding, case, controversy or dispute, a "Related Action"). The Company and the Registered Holder hereby irrevocably consent and submit to the exclusive personal jurisdiction of the Texas Courts to hear, adjudicate, decide. determine and enter Final judgment in any Related Action. The Company and the Registered Holder hereby irrevocably waive and agree not to assert any right or claim that it is not personally subject to the jurisdiction of the Texas Courts in any Related Action, including any claim of forum nun conveniens or that the Texas. Courts are not the proper venue or form to adjudicate any Related Action. It' any Related Action is brought or maintained in any court other than the Texas Courts, then that court shall, at the request of the Company or the Registered Holder, dismiss that action.

17.
Specific Performance. The Company hereby acknowledges and agrees that it is difficult, if not impossible to measure in money the damages that will accrue to the Registered Holder by reason of a failure to issue the Shares under this Agreement, and that the Registered Holder may seek to specifically enforce the Company's obligation to issue the Shares. Therefore, if the Registered Holder shall institute any action or proceeding to enforce the provisions hereof, the Company hereby waives all claims or defenses therein that the Registered I !older has an adequate remedy at law, and hereby agrees not to assert or otherwise raise any such claim or defense.

18.	Waiver of Jury Trial. The Company and the Registered Holder hereby waive trial by jury in any Related Action.

19.	Attorney's Fees. The prevailing party in any Related Action shall be entitled to recover that party's costs of suit, including reasonable attorney's fees.

20.	Binding Effect. This Agreement shall be binding on, and shall inure to the benefit of the parties and their respective successors in interest.

21.
Construction, Counterparts. This Agreement shall be construed as a whole and in favor of the validity and enforceability of each of its provisions, so as to carry out the intent of the parties as expressed herein. Heading are for the convenience of reference. and the meaning and interpretation of the text of any provision shall take precedence over its heading. This Agreement may be signed in one or more counterparts, each of which shall constitute an original, but all of which, taken together shall constitute one agreement. A faxed copy or photocopy of a party's signature shall he deemed an original for all purposes.

Issued as of this fifth day of August, 2007.

DEEP DOWN, INC.

By:	/s/ Ronald E. Smith
Name: Ronald E. Smith
Title: President & CEO

EXHIBIT A
NOTICE OF EXERCISE

TO:      DEEP DOWN. INC.
            15473 East Freeway
            Channelview, TX 77530
            Attention: Eugene L. Butler

1.	The undersigned hereby elects to purchase _______ Shares of DEEP DOWN, INC. pursuant to the terms of the attached Warrant.

2.	Method of Exercise (Please initial the applicable blank);

[  ] in lawful money of the United States; or

[ ] [if permitted] the cancellation of such number of Warrant Shares as is necessary. in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b)).

3.	Please issue a certificate or certificates representing said Shares in the name of the undersigned or in such other name as is specified below;

______________________________________
(Name)

______________________________________

______________________________________
(Address)

4.
The undersigned hereby represents and warrants that the aforesaid Shares are being acquired for the account of the undersigned for investment and not with a view to. or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in Section 7 of the attached Warrant are true and correct as of the date hereof.

_______________________________
(Signature)
Title:___________________________

_____________________________
(Date)

EXHIBIT B
ASSIGNMENT

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code, of assignee)

The right to purchase _______  shares of common stock in accordance with the terms of the within Common Stock Purchase Warrant, and said rights thereto, hereby irrevocably constituting and appointing

Attorney to transfer said Certificate on the books of the Certificate Registrar, with hill power of substitution in the premises.

Dated:_____________________

___________________________________________________
Signature Guaranteed:
___________________________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular. without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.